Exhibit 23.1

                    [LETTERHEAD OF WILLIAMS & WEBSTER, P.S.]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 10-KSB/A of our report dated March 16, 2005, except for Note 11 which is dated June 6, 2005, relating to the financial statements of AMERCHIP, INC.


      /s/ Williams & Webster, P.S.
      INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Spokane, Washington
      October 17, 2005